UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2015, Pinnacle Financial Partners, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Pinnacle Bank, the wholly-owned Tennessee state chartered bank subsidiary of the Company (“Pinnacle Bank”), and Magna Bank, a Tennessee state chartered bank (“Magna”), providing for the merger of Magna with and into Pinnacle Bank, with Pinnacle Bank continuing as the surviving corporation (the “Merger”). The separate existence of Magna shall cease to exist upon the effectiveness of the Merger.

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger each holder of Magna common stock (including shares of Magna’s common stock issuable automatically upon conversion of Magna’s Series D preferred stock immediately prior to the effective time of the Merger) issued and outstanding, subject to certain exceptions, will have the right to elect, subject to proration, to receive either 0.3369 shares of the Company’s common stock, an amount in cash equal to $14.32 or a combination of cash and stock; provided, however, that elections will be prorated such that 75% of Target’s shares of common stock (including the shares of Series D Preferred Stock that will convert into shares of common stock) will be converted into shares of the Company’s common stock and 25% of those shares will convert into cash. As of the date of the Merger Agreement, Magna had 4,891,268 shares of common stock issued and outstanding, 352,886 shares of Series D Preferred stock issued and outstanding (which will automatically convert into shares of Magna’s common stock immediately prior to the effective time of the Merger) and 328,350 outstanding stock options. In connection with the Merger, the Company or Pinnacle Bank intends to redeem the approximately $18,350,000 of preferred stock Magna has issued to the U.S. Treasury pursuant to the Small Business Lending Fund.

Cash will be paid in lieu of any fractional shares based on the average closing price of the Company’s common stock for the ten (10) trading days ending on the business day immediately preceding the closing date of the Merger. Additionally, any outstanding options to purchase shares of common stock of Magna that are not exercised shall be cancelled and the holders of any such options shall receive an amount in cash equal to the product of (x) the excess, if any, of $14.32 over the exercise price of each such option and (y) the number of shares of Magna common stock subject to each such option.

The Company will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will include a proxy statement delivered by the board of directors of Magna seeking approval of the Merger from the holders of Magna’s capital stock, with respect to the issuance of the Company’s common stock in connection with the acquisition.

The Merger Agreement contains customary representations and warranties and covenants by the Company and Pinnacle Bank and by Magna. Magna has also agreed not to solicit proposals relating to alternative business combination transactions or, subject to a “fiduciary-out” exception, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The proposed Merger is subject to customary closing conditions, including obtaining approvals from applicable federal and state banking regulators and Magna’s shareholders. Additionally, the Merger Agreement contains certain termination rights that may require Magna to pay the Company a termination fee of $2,850,000 under certain specified circumstances, including if Magna terminates the Merger Agreement to enter into a definitive agreement for a transaction that its board of directors has determined is superior to the Merger.

In connection with the Merger Agreement, the directors and executive officers of Magna have entered into agreements to vote their shares of Magna capital stock in favor of the Merger. The Company and Pinnacle Bank are also expected to enter into a change in control agreement with Kirk Bailey of Magna that will become effective as of the effective time of the Merger.

The preceding summary of certain provisions of the Merger Agreement and the transactions contemplated thereby, including the Merger, is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Pinnacle Bank or Magna. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Pinnacle Bank or Magna or any of the Company’s subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file a registration statement on Form S-4 with the SEC to register the shares of the Company’s common stock that will be issued to Magna’s shareholders in connection with the Merger. The registration statement will include a proxy statement/prospectus (that will be delivered to Magna’s shareholders in connection with their required approval of the Merger) and other relevant materials in connection with the Merger.

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, MAGNA AND THE MERGER.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 150 3rd Avenue South, Suite 980, Nashville, TN 37201, Attention: Investor Relations (615) 744-3742 or Magna, 6525 Quail Hollow Road, Suite 513, Memphis, TN 38120, Attention: Shareholder Services (901) 259-5600.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

All statements, other than statements of historical fact included in this Current Report on Form 8-K, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking including statements about the benefits to the Company of the proposed Merger, the Company’s future financial and operating results (including the anticipated impact of the Merger on the Company’s earnings and tangible book value) and the Company’s plans, objectives and intentions. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of the Company to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers or employee relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of the two companies’ businesses, (5) the failure of Magna’s shareholders to approve the Merger, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability to obtain required governmental approvals of the proposed terms of the Merger, (8) reputational risk and the reaction of the parties’ customers to the Merger, (9) the failure of the closing conditions to be satisfied, (10) the risk that the integration of Magna’s operations with the Company’s will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the Merger and (13) general competitive, economic, politics of and market conditions. Additional factors which could affect the forward looking statements can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with or furnished to the SEC and available on the SEC’s website at http://www.sec.gov. The Company and Magna disclaim any obligation to update or revise any forward-looking statements contained in this release which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Item 7.01	Regulation FD Disclosure.

On April 28, 2015, the Company issued a joint press release with Magna announcing that the parties had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

On April 28, 2015, the Company issued a press release announcing that it had hired eight individuals to operate a Memphis location of Pinnacle Bank. A copy the press release is furnished as Exhibit 99.2 hereto.

Also on April 29, 2015, the Company’s senior management held a conference call at 8:30 a.m. Central Daylight Time and utilized an investor presentation to discuss the Merger and the hiring of the eight individuals to operate Pinnacle Bank’s Memphis location, a copy of which is furnished as Exhibit 99.3 hereto. The foregoing description is qualified in its entirety by reference to such exhibit. The Company is not undertaking to update this presentation.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

2.1     Agreement and Plan of Merger by and among Pinnacle Financial Partners, Inc., Pinnacle Bank and Magna Bank (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K will be furnished supplementally to the Securities and Exchange Commission upon request).

99.1     Press release issued by Pinnacle Financial Partners, Inc. dated April 28, 2015.

99.2     Press release issued by Pinnacle Financial Partners, Inc. dated April 28, 2015.

99.3     Pinnacle Financial Partners, Inc. Investor Presentation dated April 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and Chief Financial Officer

Date: April 29, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Pinnacle Financial Partners, Inc., Pinnacle Bank and Magna Bank (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K will be furnished supplementally to the Securities and Exchange Commission upon request).

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated April 28, 2015.

99.2	Press release issued by Pinnacle Financial Partners, Inc. dated April 28, 2015.

99.3	Pinnacle Financial Partners, Inc. Investor Presentation dated April 29, 2015.